FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) February 4, 2003

HCA INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of Incorporation)

001-11239 (Commission File Number)	75-2497104 (IRS Employer Identification Number)

One Park Plaza, Nashville, Tennessee (Address of principal executive offices)	37203 (Zip Code)

(615) 344-9551
(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS

     On February 4, 2003, HCA Inc. (the “Company”) announced operating results for the fourth quarter and year ended December 31, 2002.

     On January 30, 2003, the Company’s Board of Directors approved the attached Corporate Governance Plan to become effective upon court approval consistent with the terms of the agreement in principle to settle the McCall derivative action.

ITEM 7.  EXHIBITS

Exhibit 20	Press release dated February 4, 2003 relating to fourth quarter and year end earnings release.

Exhibit 99	Corporate Governance Plan in regards to McCall settlement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA Inc.

By: /s/ JOHN M. FRANCK II

John M. Franck II Vice President and Corporate Secretary

DATED: February 4, 2003

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